As filed with the Securities and Exchange Commission on November 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cellebrite DI Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

94 Shlomo Shmelzer Road Petah Tikva 4970602, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Cellebrite Mobile Synchronization Ltd.

2008 Share Option Plan

Cellebrite Mobile Synchronization Ltd.

2019 Share Option Plan

Cellebrite Mobile Synchronization Ltd.

2019 Restricted Share and Restricted Share Unit Plan

Cellebrite DI Ltd.

2021 Share Incentive Plan

Cellebrite DI Ltd.

2021 Employee Share Purchase Plan

(Full title of the plan)

Cellebrite, Inc.
795 Franklin Ave #4
Franklin Lakes, New Jersey 07417

(Name and address of agent for service)

(201) 848-8552

(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond Scott J. Levi White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Tali Sealman White & Case LLP 3000 El Camino Real 2 Palo Alto Square, Suite 900 Palo Alto, California 94306 Tel: (650) 213 0300	Raanan Lerner David S. Glatt Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value of NIS 0.00001 per share (“Ordinary Shares”), issuable upon the exercise of options outstanding under the Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan (the “2008 Option Plan”)(2)	8,726,298	$2.96	25,829,842.08	2,394.43
Ordinary Shares previously issued upon the exercise of options granted under the 2008 Option Plan	5,660,701	10.78	61,022,356.78	5,656.77
Ordinary Shares previously issued upon the vesting of awards granted under, and Ordinary Shares issuable upon the vesting of awards outstanding under, the Cellebrite Mobile Synchronization Ltd. 2019 Restricted Share and Restricted Share Unit Plan (the “2019 RSU Plan”)(2)	3,409,682	10.78	36,756,371.96	3,407.32
Ordinary Shares issuable upon the exercise of options outstanding under the Cellebrite Mobile Synchronization Ltd. 2019 Share Option Plan (the “2019 Option Plan”)(2)	17,202,883	3.37	57,973,715.71	5,374.16
Ordinary Shares previously issued upon the exercise of options granted under the 2019 Option Plan	287,071	10.78	3,094,625.38	286.87
Ordinary Shares reserved for issuance under the Cellebrite DI Ltd. 2021 Share Incentive Plan (the “2021 Share Incentive Plan”)	28,075,309	10.78	302,651,831.02	28,055.82
Ordinary Shares available for sale under the Cellebrite DI Ltd. 2021 Employee Share Purchase Plan (the “2021 Share Purchase Plan”)	1,871,687	10.78	20,176,785.86	1,870.39
Total	65,233,631	n/a	$507,505,528.79	$47,045.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares that become issuable under the 2008 Option Plan, the 2019 RSU Plan, the 2019 Option Plan, the 2021 Share Incentive Plan or the 2021 Share Purchase Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.

(2)	This plan reflects the Company’s former name prior to its renaming as Cellebrite DI Ltd.

(3)	Estimated for the purpose of calculating the registration fee as follows:

●	for Ordinary Shares underlying outstanding options registered hereby, estimated in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of such options under the applicable plan; and

●	for all other Ordinary Shares registered hereby, estimated in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the low and high prices ($10.61 - $10.95) of the Ordinary Shares as reported on The Nasdaq Global Market on November 4, 2021.

EXPLANATORY NOTE

Cellebrite DI Ltd. (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the following ordinary shares, par value of NIS 0.00001 per share (the “Ordinary Shares”), of the Company:

(1)	the initial offer and sale of:

●	8,726,298 Ordinary Shares issuable upon the exercise of options outstanding under the Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan (the “2008 Option Plan”);

●	17,202,883 Ordinary Shares issuable upon the exercise of options outstanding under the Cellebrite Mobile Synchronization Ltd. 2019 Share Option Plan (the “2019 Option Plan”);

●	28,075,309 Ordinary Shares reserved for issuance under the Cellebrite DI Ltd. 2021 Share Incentive Plan (the “2021 Share Incentive Plan”), including shares to be added to the reserve in 2022 pursuant to the “evergreen” feature of the 2021 Share Incentive Plan; and

●	1,871,687 Ordinary Shares available for sale under Cellebrite DI Ltd. 2021 Employee Share Purchase Plan (the “2021 Share Purchase Plan”); and

(2)	the reoffer and resale of:

●	5,660,701 Ordinary Shares previously issued upon the exercise of options granted under the 2008 Option Plan;

●	3,409,682 Ordinary Shares previously issued under restricted share, restricted share unit and other full value awards (collectively, “Full Value Awards”) granted under, or issuable upon the vesting of Full Value Awards outstanding under, the Cellebrite Mobile Synchronization Ltd. 2019 Restricted Share and Restricted Share Unit Plan (the “2019 RSU Plan”); and

●	287,071 Ordinary Shares previously issued upon the exercise of options granted under the 2019 Option Plan.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional Ordinary Shares that become issuable under the 2008 Option Plan, the 2019 Option Plan, the 2019 RSU Plan, the 2021 Share Incentive or the 2021 Share Purchase Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares of the Registrant.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) with respect to the Ordinary Shares, the reoffer and resale of which is registered hereunder (the “Reoffer Prospectus Shares”). The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form F-3. This Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares, which constitute “restricted securities,” within the meaning of Form S-8, by certain of the Company’s shareholders, as more fully set forth herein. The inclusion of the Ordinary Shares herein does not necessarily represent a present intention to sell any or all such Ordinary Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each selling security holder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the 2008 Option Plan, the 2019 Option Plan, the 2021 Share Incentive or the 2021 Share Purchase Plan, as applicable, as may be required by Rule 428(b). Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

CELLEBRITE DI LTD.

9,357,454 Ordinary Shares
Offered by Selling Securityholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by certain selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 9,357,454 Ordinary Shares, par value of NIS 0.00001 (the “Ordinary Shares”), of Cellebrite DI Ltd. (unless otherwise indicated or the context otherwise requires, the “Company,” “Cellebrite,” “we,” “our” or “us”), a company organized under the laws of the State of Israel. This Reoffer Prospectus relates to our registration statement on Form S-8 filed on November 8, 2021, and covers the offer and sale by the Selling Securityholders of the following Ordinary Shares issuable or previously issued by us to them under our award agreements with them: (i) 5,660,701 Ordinary Shares previously issued upon the exercise of options granted under the Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan (the “2008 Option Plan”); (ii) 3,409,682 Ordinary Shares previously issued upon the vesting of restricted share, restricted share unit and other full value awards (collectively, “Full Value Awards”) granted under, or issuable upon the vesting of Full Value Awards outstanding under, the Cellebrite Mobile Synchronization Ltd. 2019 Restricted Share and Restricted Share Unit Plan (the “2019 RSU Plan”); and (iii) 287,071 Ordinary Shares previously issued upon the exercise of options granted under the Cellebrite Mobile Synchronization Ltd. 2019 Share Option Plan (the “2019 Option Plan”). The 2008 Option Plan, 2019 RSU Plan and 2019 Option Plan, which reflect our name prior to our renaming as “Cellebrite DI Ltd.,” are referred to herein as the “Plans.” We are not offering any Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this Reoffer Prospectus.

Subject to lock-up arrangements described herein, and in the case of the Full Value Awards, upon the vesting of the Ordinary Shares offered hereby under the applicable award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Ordinary Shares, we will name them and describe their compensation in a prospectus supplement. The Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the Ordinary Shares for sale. The Selling Securityholders may sell any, all or none of the Ordinary Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Securityholders may sell or dispose of the Ordinary Shares covered by this Reoffer Prospectus.

The Ordinary Shares covered by this Reoffer Prospectus are and, if still subject to vesting, will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Ordinary Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Ordinary Shares and warrants (“Warrants”) are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “CLBT” and “CLBTW”. On November 5, 2021, the closing price of our Ordinary Shares was $10.45 per share and the closing price of our Warrants was $2.82 per Warrant.

We are a “foreign private issuer” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus or the documents incorporated by reference in this Reoffer Prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Cellebrite’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements in this Reoffer Prospectus or the documents incorporated by reference in this Reoffer Prospectus that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus may include, for example, statements about Cellebrite’s strategic and business plans, relationships or outlook, the impact of trends on and interest in its business, intellectual property or product, and its future results. The statements we make regarding the following matters are forward-looking by their nature:

●	our belief that our largest expansion opportunity lies in delivering solutions to new departments and to new buying centers within existing customers;

●	our expectation to extend our digital intelligence (“DI”) platform with new SaaS offerings in the next five years;

●	our expectation to continue to enter into joint ventures, partnerships, and strategic alliances as part of our long-term business strategy;

●	our expectation that we may change our pricing model from time to time;

●	our expectation that the decrease of the sale of perpetual licenses to continue;

●	our expectation that our gross margin will fluctuate from period to period depending on the interplay of various factors;

●	our expectation that our research and development expenses will continue to increase, as we invest in research and development headcount to further strengthen and enhance our solutions;

●	our expectation that sales and marketing expenses will continue to increase as we continue to hire additional sales and marketing personnel and invest in sales and marketing programs;

●	our anticipation of continuing to incur additional expenses due to growing our operations and being a public company, including higher legal, corporate insurance and accounting expenses;

●	our anticipation that a material portion of our expenses will continue to be denominated in ILS;

●	our plan to develop future solutions to capture additional revenue opportunities within our customer base and with new customers;

●	our plan to continue to increase penetration within our existing customers with our complete DI platform of software and services and by expanding the breadth of our platform capabilities to provide for continued up-sell and cross-selling opportunities across the DI platform and to new buying centers;

ii

●	our plan to promote our offerings to address more private sector use cases;

●	our plan to tailor our solutions to meet more use cases in enterprise and drive customer growth;

●	our plan to increase substantially our subscription business by 2023;

●	our intention to drive new customer growth in the private sector by focusing on enterprise accounts and introducing offerings to address customers’ needs (for example, our additional remote collection offering);

●	our plan to engage in acquisitions that complement our technology and accelerate time to market; and

●	our intention to continue to make efforts to increase our international operations and anticipate that international sales will continue to account for a significant portion of our revenue.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Reoffer Prospectus, to conform these statements to actual results or to changes in our expectations.

iii

THE COMPANY

Our Mission

Our mission is to protect and save lives, accelerate justice and preserve privacy in global communities.

Overview

Cellebrite is the leading provider of DI, delivering a platform of software and services for legally sanctioned investigations. Our 6,700 customers are federal, state and local agencies as well as enterprise companies and service providers.

Our DI platform allows users to collect, review, analyze, and manage digital data across the investigative lifecycle. Our platform of investigation solutions extracts digital data, delivers the data as digital evidence, and makes the evidence actionable. Our solutions were utilized in millions of investigations globally. Our solutions are used in a variety of cases including child exploitation, homicide, anti-terror, border control, sexual crimes, human trafficking, corporate security, and civil litigation. The cornerstones of our platform span across the entire investigation lifecycle. Our Collect & Review solutions enable first responders, examiners and investigators to accelerate the time required to develop actionable evidence by capturing and processing data from most types of digital sources. Our investigative analytics tools of our Analyze solutions help investigative teams get artificial intelligence (“AI”)-based insights on fused data, delivered in a digestible way. Our Manage solutions provide a centralized platform to manage the investigation workflow across functions more efficiently, breaking down silos and enabling effective collaboration.

We digitize and upgrade the entire investigation lifecycle for public defenders, police departments, state departments, armed services, legal and corporate security; this leads to accelerated investigation speeds and increased crime clearance rates, which helps earn higher community confidence, and enables preservation of data privacy and protection of intellectual property and corporate assets. We offer customers tools that enable them to comply with applicable data privacy rules including limiting data extraction to the time of an investigation and enabling them to implement protocols so that data is only visible to parties that require use of the data. The majority of evidence originates from digital sources and digital evidence has proven its importance in bringing justice. For example, recently, investigators discovered stolen firearms in a simple vehicle theft case in Mobile, Alabama. Investigators needed the communication history of the suspects to investigate weapon origins and ties to recent firearm robberies. In another case, investigators discovered pharmaceuticals in the car of a suspect in Texas after a string of pharmacy robberies. Without a confession, investigators could not tie the suspect to the robberies unless digital evidence, such as GPS history, was available.

Digital data has changed the way cases are managed and prosecuted. Without the right tools to collect, review, analyze and manage digital data sources, investigations are slow and ineffective. Without the right tools, collection and revision of digital evidence is manual and lacks scalability. Investigative analytics of disparate data without AI to fuse, enrich and classify evidence are unable to generate insights. This lack of insights results in investigation teams wasting time trying to dissect tangible insights from deep pools of data. Investigative management is restricted by compliance, governance, and regulation which force investigators into one-on-one communications and printing of files or utilization of thumb drives that are physically delivered by police. The resulting investigation process is broken. For example, average investigation backlog is three months and violent crime clearance rates remain low at less than 50%, resulting in criminals remaining on the streets.

We deliver the world’s leading DI platform to manage DI in legally sanctioned investigations. Our technology enables faster data collection, fusing and enriching for smarter analysis. It brings the ability to manage and collaborate efficiently across different investigative functions.

Recent Developments

On April 8, 2021, Cellebrite entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with TWC Tech Holdings II Corp. (“TWC”), a public listed company on The Nasdaq Capital Market and Cupcake Merger Sub, Inc., a new wholly-owned subsidiary of Cellebrite (the “Merger Sub”) in the United States. TWC was a Special Purpose Acquisition Company (SPAC) sponsored by TWC Tech Holdings II, LLC (the “Sponsor”). On August 30, 2021, the Merger was consummated (the “Effective Time”). Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub merged with and into TWC, the separate corporate existence of Merger Sub ceased and TWC became the surviving corporation and a wholly-owned subsidiary of Cellebrite, with the securityholders of TWC becoming securityholders of Cellebrite (the “Merger”).

On the date of Closing of the Merger (the “Closing”) and prior to the Merger becoming effective by acceptance of the Merger Certificate for filing by the Secretary of State of the State of Delaware, and prior to the Company’s preferred share conversion into Ordinary Shares, an initial dividend of $21,300,000 (“Initial Dividend”) and an additional dividend of $78,700,000 approved by the Israeli District Court (“Additional Dividend”) were paid to the holders of Company’s Ordinary Shares, preferred shares and vested restricted stock units.

On April 8, 2021, concurrently with the execution of the Merger Agreement, certain accredited investors (the “PIPE Investors” and each, a “PIPE Investor”) entered into share purchase agreements (the “Share Purchase Agreements” and each, a “Share Purchase Agreement”) pursuant to which the PIPE Investors committed to purchase Ordinary Shares from certain Cellebrite shareholders at a purchase price of $10.00 per share in an aggregate number equal to 30,000,000 and an aggregate purchase price of $300,000,000 (the “PIPE Investments” and each, a “PIPE Investment”) on the Closing Date, which were converted into 30,000,000 Ordinary Shares upon the consummation of the Merger (the “PIPE Shares”). The PIPE Investment closed immediately prior to the Merger.

Following the closing of the PIPE Investment, and after giving effect to redemptions of Ordinary Shares by shareholders of TWC and payment of transaction expenses, the transactions described above generated approximately $69 million for Cellebrite (resulting in total cash on hand of over $17 million).

Corporate Information

Cellebrite was incorporated in Israel on April 13, 1999, and began its operations in July 1999. The mailing address for Cellebrite’s principal executive office is 94 Shlomo Shmelzer Road, Petah Tikva 4970602, P.O.B 3925 Israel and its telephone number is +972 (73) 394-8000.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our prospectus dated October 6, 2021 (the “Form F-1 Prospectus”), filed with the SEC pursuant to Rule 424(b) under the Securities Act relating to our registration statement on Form F-1 filed with the SEC on September 27, 2021 (File No. 333-259826) (the “Form F-1 Registration Statement”), together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Ordinary Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the Ordinary Shares offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the Selling Securityholders named in this Reoffer Prospectus. All proceeds from the resale of the Ordinary Shares by the Selling Shareholders will go to the Selling Securityholders and we will not receive any proceeds from such resale.

SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of October 31, 2021, as adjusted to reflect the Ordinary Shares that may be sold from time to time pursuant to this Reoffer Prospectus, for all Selling Securityholders, consisting of the individuals shown as having Ordinary Shares listed in the column titled “Ordinary Shares Being Offered.”

The Ordinary Shares offered by the Selling Securityholders hereunder include an aggregate of 9,357,454 Ordinary Shares granted or issued under the Plans to certain of our current and former directors, executive officers and other employees (within the meaning of Form S-8). The Selling Securityholders may sell any, all, or none of the Ordinary Shares, and we do not know when or in what amount the Selling Securityholders may sell their Ordinary Shares, if they were to sell any, hereunder following November 8, 2021, the effective date of the registration statement on Form S-8 to which this Reoffer Prospectus relates.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A person is also deemed to be, as of any date, the beneficial owner of all securities that such person has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In our computation of the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options, warrants, or other rights (as set forth above) held by that person that are currently exercisable or convertible on, or will become exercisable or convertible within 60 days after, October 31, 2021 are deemed outstanding, while such Ordinary Shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Additionally, for purposes only of this Reoffer Prospectus, all Ordinary Shares underlying outstanding Full Value Awards held by a person as October 31, 2021 are considered beneficially owned by that person (and count toward the person’s percentage ownership using the same computation noted above), even if the Full Value Awards vest more than 60 days after October 31, 2021. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. To our knowledge, no Ordinary Shares beneficially owned by any Selling Securityholder have been pledged as security.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 187,261,304 Ordinary Shares outstanding as of October 31, 2021.

Unless otherwise indicated, the address of each person listed below is c/o Cellebrite DI Ltd., 94 Shlomo Shmelzer Road, Petah Tikva 4970602, P.O.B 3925 Israel.

	Ordinary Shares Beneficially Owned Prior to the Offering		Ordinary Shares Being	Ordinary Shares Beneficially Owned After the Offering(2)
Selling Securityholders	Shares	Percentage	Offered(1)	Shares	Percentage
Yossi Carmil	3,695,279	1.9%	370,473	3,324,806	1.7%
Dana Gerner	1,341,790	0.7%	347,802	993,988	0.5%
Leeor Ben-Peretz	1,184,443	0.6%	3,136	1,181,307	0.6%
Alon Klomek	846,418	0.4%	211,770	634,648	0.3%
Osnat Tirosh	1,070,429	0.6%	113,877	956,552	0.5%
Named Selling Securityholders(3)	13,858,853	6.9%	8,308,801	5,550,052	2.9%
Other Selling Securityholders(4)	1,595	0.0%	1,595	—	—

(1)	Includes Ordinary Shares offered under this Reoffer Prospectus (i) previously issued upon the vesting of options or Full Value Awards under the Plans or (ii) underlying outstanding Full Value Awards, which settle automatically upon the vesting under the Plans. Certain of these Full Value Awards vest at dates more than 60 days after October 31, 2021.
(2)	Assumes that all of the Ordinary Shares held by each Selling Securityholder and being offered under this Reoffer Prospectus become vested and are sold, and that no Selling Securityholder will acquire additional Ordinary Shares before the completion of this offering.

(3)	Includes the following named non-affiliate persons, each of whom is a current or former employee (within the meaning of Form S-8) of the Company and beneficially owns at least 1,000 Ordinary Shares: Ron Serber; Yaniv Lahav; Ilia Miasnik; Nadav Horesh; Izick Babay; Miko Alagem; Aviv Losh; Yuri Goldman; Kiril Lashchiver; Arie Osharov; Yuval Ben Moshe; Roee Licht; Yevgeny Gorbachev; Hagit Reuven; Haim Burla; Alon Shantzer; Dani Golovaty; Gustavo Bdil; Amir Shani; Roy Shamir; Matan Motro; Yoni Kaminsky; Gil Peled; Aya Belek; Jefrrey Starr; Shahaf Rozanski; Iris Siruse; Ofir Or; Yochai Eisenrich; Or Begam; Arnon Tirosh; Emmanuelle Gutterman; Alon Avgil; Orit Golowinski; Natanel Alkalay; Alona Zayats; Mickey Reznikov; Oren Felenberg; Shlomi Hoota; Roni Fialkov; Liraz Haim; Ori Nurick; Ido Zur; Jade Kahn; Raviv Vaitsman; Oren Yosifon; Tamar Kaspi; Yael Frid; Shahar Tal; Avital Futterman; Daniel Galperson; Michael Moyal; Yoav Silberman; Donny Valer; Keren Kroglen; Kobi Sahariya; Yehuda Holtzman; Ben Armon; Gil Kaminker; Nadav Wisberg; Tal Atedgi; Gil Mazor; Omer Nagar; Oren Lewkowicz; Yael Ben-Haim; Leonid Galibov; Eran Yerushalmi; Tomer Harpaz; Asher Rubel; Ran Barak; Harel Farkash; Yaniv Peretz; Ran Bashan; Vladimir Feldman; Eli Oziel; Ori Kadosh; Emmanuelle Ittah; Yaniv Brokman; Shahar Faians; Amazia Keidar; Dror Roth; Yoram Hetz; Shay Ozer; Anat Paran; Christine Van Den Bos; Arie Radle; Zohar Avgar; Aviel Weiss; Gadi Isaac; Itai Birenshtok; Tamir Karni; Maor Dan; Roey Arato; Morag Nir; Itamar Shoham; Asher Bershtein; Maya Baum Cohen; Shemi Avraham; Renana Regev; Adam Werner; Ariel Karayev; Hila Lahav; Nimrod Hershkovitz; Ofer Mashbach; Yohai West; Nathan Eiges; Inbar Reis; Meital Altman; Meir Vasana; Dror Haliva; Andrew Lerner; Yehuda Stern; Ziv Tor; Yuval Adam; David Segev; Liron Segev; Christopher Shin; Nancy Albilia; Jim Grady; Mike Merkle; Shachar Melamed; Strategic Landscape Ltd.; Kim Davis; Boris Lifshitz; Dan Embury; Peter Warnke; Peter Zontek; Axel Kettenring; Alex Schuetterle; Alon Zilkha; Rene Dreiner; Fatima Mesdour; Norbert Grund; David Golding; Peng Leong Loo; Patrick Lim; Ashwin Nair; Jason Chua; Sam Kin Keong; Ayrin Widjaja; Nurfitria Talhah; Arthur Veinstein; Frederico Bonincontro; Carlos Jaramillo; Juan Mercad; Erez Yakoel; Shay Katz; Paul Miller; Gerald Berkovics; Ilanit Shtrouchler; Gili Shilony; and Matt McFadden.
(4)	Includes certain non-affiliate persons, each of whom is a current or former employee (within the meaning of Form S-8) of the Company and beneficially owns less than 1,000 Ordinary Shares.

Other Material Relationships with the Selling Securityholders

Lock-Up Arrangement

In connection with the Business Combination, for each Company shareholder (other than Yossi Carmil, Dana Gerner, Leeor Ben Peretz, Alon Klomek, Osnat Tirosh, any shareholder selling Ordinary Shares pursuant to the PIPE Investment and certain others who are not Selling Securityholders) (the “Applicable Holders”), 85% of their Ordinary Shares (including Ordinary Shares held outright and Ordinary Shares issued upon exercise or settlement of options or other equity securities) are locked up for 180 days following the Closing of the Merger, subject to certain permitted transfers. Additionally, the Applicable Holders will be locked up with respect to 100% of their Ordinary Shares (including Ordinary Shares held outright and Ordinary Shares issued upon exercise or settlement of options or other equity securities) for 180 days after the Closing of the Merger, subject to certain permitted transfers. Notwithstanding the foregoing, when the volume weighted average price of the Ordinary Shares for 20 days within any 30-day period equals or exceeds $15 any time commencing 90 days following the Closing, an additional 15% of the covered Ordinary Shares held by a Company shareholder (or, in the case of Applicable Holders, 30% of their covered Ordinary Shares) shall be automatically released from the lock-up. All locked-up Ordinary Shares (including Ordinary Shares held outright and Ordinary Shares issued upon exercise or settlement of options or other equity securities) held by an Ordinary Shareholder shall be automatically released from the lock-up upon a change of control of the Company. The following Ordinary Shares shall not be subject to the lock-up conditions: (i) any PIPE Shares; (ii) Ordinary Shares acquired in the public market; and (iii) Ordinary Shares received by stockholders of TWC (excluding the Sponsor, TWC and affiliates of the Sponsor) pursuant to the Merger Agreement or the exercise of any Company Warrants (as defined in the Merger Agreement).

PIPE Investment

Yossi Carmil, Dana Gerner, Leeor Ben Peretz, Alon Klomek, Osnat Tirosh sold certain of their Ordinary Shares in the PIPE Investment. For more information, see “The Company—Recent Developments.”

Indemnification Agreement

Our amended and restated articles of association allow us to exculpate, indemnify, and insure our officer holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $250 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market cap calculated based on the average closing price of our Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Securityholders may sell Ordinary Shares through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or purchasers of the Ordinary Shares or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of Ordinary Shares to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling Ordinary Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Ordinary Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Securityholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Securityholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Ordinary Shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the Ordinary Shares will be borne by the Selling Securityholders or other party selling such Ordinary Shares.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Securityholders will sell all or a portion of the Ordinary Shares offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Ordinary Shares by other means not described in this Reoffer Prospectus. In addition to any Ordinary Shares sold hereunder, Selling Securityholders may sell Ordinary Shares in compliance with Rule 144. Sales of the Ordinary Shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Ordinary Shares against certain liabilities in connection with the offering of the Ordinary Shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Ordinary Shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to resales of Ordinary Shares and activities of the Selling Securityholders, which may limit the timing of purchases and resales of any of the Ordinary Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in passive market-making activities with respect to the Ordinary Shares. Passive market-making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement on Form S-8 of which this Reoffer Prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference in this Reoffer Prospectus the following:

●	the prospectus dated October 6, 2021 (the “Form F-1 Prospectus”), filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form F-1 filed with the SEC on September 27, 2021 (File No. 333-259826) (the “Form F-1 Registration Statement”);

●	the report of foreign private issuer on Form 6-K, furnished by the Company to the SEC on October 21, 2021; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 30, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC, in each case, prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

Meitar | Law Offices has issued an opinion regarding the legality of the Ordinary Shares offered hereby.

EXPERTS

The financial statements for TWC as of and for the year ended December 31, 2020, appearing in the Form F-1 Registration Statement and Form F-1 Prospectus incorporated by reference herein, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in its report thereon appearing in the Form F-1 Registration Statement and the Form F-1 Prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Cellebrite DI Ltd. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Form F-1 Prospectus dated October 6, 2021, filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act relating to the Form F-1 Registration Statement;

●	the report of foreign private issuer on Form 6-K, furnished by the Company to the SEC on October 21, 2021; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 30, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC, in each case, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders. We also do not exculpate our directors in advance from liability for damages caused to the company as a result of a breach of duty of care in connection with a transaction in which a controlling shareholder or any office holder has a personal interest.

Under the Companies Law, the Israeli Securities Law, 5728-1968 (the “Securities Law”) and the Israeli Economic Competition Law, 5748-1988 (the “Economic Competition Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

●	a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

●	expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses; and

●	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Economic Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company’s best interests;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

●	expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

●	monetary liability imposed on the office holder in proceedings under or in connection with the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

Our articles of association permit us to insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from the business combination, to the extent that these liabilities are not covered by insurance. This indemnification is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Company to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Company to officer holders (including indemnification undertakings to office holders of companies held by the Company), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).

The term “Maximum Indemnification Amount” shall mean the greater of (i) 25% of the Company’s shareholders’ equity, based on the Company’s most recently published consolidated financial statements at the time any indemnification payment is made, (ii) 10% of our total market cap calculated based on the average closing price of our Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding Ordinary Shares as of the date of the payment, (iii) $250 million and (iv) for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable. The Amended Articles, effective upon the closing of the Merger include provisions under which officers are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

Item 7. Exemption from Registration Claimed.

The initial offer and sale of the Ordinary Shares being reoffered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D thereunder) for offers and sales to certain grantees not involving a public offering, Regulation S under the Securities Act for offers and sales to grantees outside the United States with no directed selling efforts in the United States and/or Rule 701 under the Securities Act for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder.

Item 8. Exhibits.

Exhibit Number	Description of Documents
4.1	Amended Articles of Association of Cellebrite DI Ltd., incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on August 5, 2021.

4.2	Specimen Ordinary Share Certificate of Cellebrite DI Ltd., incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.3	Cellebrite Mobile Synchronization Ltd. 2008 Share Option Plan, incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.4	Cellebrite DI Ltd. 2019 Restricted Share and Restricted Share Units Plan, incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.5	Cellebrite Mobile Synchronization Ltd. 2019 Share Option Plan, incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.6	Cellebrite DI Ltd. 2021 Share Incentive Plan, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.7	Cellebrite DI Ltd. 2021 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

5.1	Opinion of Meitar | Law Offices with respect to the legality of the Ordinary Shares.

23.1	Consent of Somekh Chaikin, a member firm of KPMG International.

23.2	Consent of WithumSmith+Brown, PC.

23.3	Consent of Meitar | Law Offices (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, State of Israel, on the 8th day of November, 2021.

CELLEBRITE DI LTD.

By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Yossi Carmil and Dana Gerner, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Cellebrite DI Ltd., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Yossi Carmil	Chief Executive Officer and Director	November 8, 2021
Yossi Carmil	(Principal Executive Officer)

/s/ Dana Gerner	Chief Financial Officer	November 8, 2021
Dana Gerner	(Principal Financial Officer and Principal Accounting Officer)

/s/ Haim Shani	Chairman	November 8, 2021
Haim Shani

/s/ Ryusuke Utsumi	Director	November 8, 2021
Ryusuke Utsumi

/s/ Yonatan Domnitz	Director	November 8, 2021
Yonatan Domnitz

/s/ Elly Keinan	Director	November 8, 2021
Elly Keinan

/s/ Adam Clammer	Director	November 8, 2021
Adam Clammer

/s/ William Heldfond	Director	November 8, 2021
William Heldfond

/s/ Nadine Baudot-Trajtenberg	Director	November 8, 2021
Nadine Baudot-Trajtenberg

/s/ Dafna Gruber	Director	November 8, 2021
Dafna Gruber

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellebrite DI Ltd. has signed this registration statement on November 8, 2021.

CELLEBRITE, INC.

By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Director